UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2005

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 31, 2005, we announced that in connection with the spin-off of our eCOST.com, Inc. ("eCOST.com") subsidiary, our stockholders of record as of 5:00 p.m. Eastern time on March 28, 2005 will receive approximately 1.2071 shares of eCOST.com common stock as a dividend on each share of PC Mall, Inc. common stock outstanding as of the record date, amounting to an aggregate of 14,000,000 shares of eCOST.com common stock being distributed to our stockholders. We also announced that an information statement and an accompanying Q&A summary providing information regarding the spin-off will be mailed to our stockholders, and also will be available on our website. The information statement and accompanying Q&A summary contain information about, among other things, the ratio used to compute the number of shares of eCOST.com common stock to be distributed to our stockholders for each share of our common stock held as of the record date, how fractional shares will be treated, and the spin-off’s expected tax consequences.

Copies of the press release we issued announcing the foregoing matters and the information statement and accompanying Q&A summary are filed as Exhibits 99.1 and 99.2, respectively, to this report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated March 31, 2005
99.2	Information Statement and Q&A Summary

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

Date: April 1, 2005	By: /s/ Theodore R. Sanders
Theodore R. Sanders
Chief Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Press Release dated March 31, 2005
99.2	Information Statement & Q&A Summary